SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-k

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 10, 2002




                           J. C. Penney Company, Inc.
             (Exact name of registrant as specified in its charter)




        Delaware                       1-15274                    26-0037077
(State or other jurisdiction    (Commission File No.)         (I.R.S. Employer
     of incorporation )                                      Identification No.)

6501 Legacy Drive
Plano, Texas                                                         75024-3698

(Address of principal executive offices)                             (Zip code)


Registrant's telephone number, including area code:  (972) 431-1000

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Item 5. Other Events and Regulation FD Disclosure

     On July 10, 2002, the Florida Attorney General's Office announced the resolution of its privacy investigation regarding Eckerd Corporation's patient information programs. Without admitting any wrongdoing, Eckerd agreed to make changes to its customer authorization procedures in connection with certain of its patient information programs, and a $1 million donation to the Florida A&M University School of Pharmacy to create an endowed chair faculty position.

     Separately, the Florida Attorney General's Office has informed Eckerd that it has closed its investigation into Eckerd's handling of metric decimal quantity prescriptions without taking any action against Eckerd.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    J. C. PENNEY COMPANY, Inc.
                                                           (Registrant)

                                                    /s/ Charles R. Lotter
                                                   ----------------------------
                                                    Charles R. Lotter
                                                    Executive Vice President,
                                                    Secretary andGeneral Counsel


Date:  July 11, 2002